Exhibit 10.1

JD.com, Inc.

(Incorporated in the Cayman Islands with limited liability)

Registered office: P.O. Box 309, Ugland House,

Grand Cayman KY1-1104 Cayman Islands

1 June 2020

BY EMAIL

The Listing Division

The Stock Exchange of Hong Kong Limited

12th Floor, Two Exchange Square

8 Connaught Place, Central

Hong Kong

Dear Sirs,

Company :	JD.com, Inc. (the “Company”)
Case Number:	20200415-I20042-0001
Transaction Type:	New listing – Secondary listing on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”)
Subject:	Undertakings pursuant to amendments to the Company’s Articles

We refer to the prospectus of the Company (the “Prospectus”) to be issued in connection with the global offering and the secondary listing (the “Listing”) of Class A ordinary shares of the Company on the Main Board of the Stock Exchange. Terms used herein shall have the same meanings as the terms defined in the Prospectus unless the context otherwise requires.

In order to comply with certain requirements under Chapter 19C of the Listing Rules, and among other matters, we hereby undertake to the Stock Exchange to:

(i)	hold an annual general meeting every year after the Listing pursuant to Rule 19C.07(4) of the Hong Kong Listing Rules,

(ii)	provide at least 14 days’ written notice for any general meeting after the Listing pursuant to Rule 19C.07(5) of the Hong Kong Listing Rules; and

(iii)

put forth resolutions in relation to the amendment of certain provisions of our current articles of association (the “Articles”) to our shareholders at or before our next annual general meeting which is expected to be convened around mid-2021 after the consummation of the Listing such that:

•	we shall hold an annual general meeting every year pursuant to Rule 19C.07(4) of the Hong Kong Listing Rules;

•	we shall give our members 14 days’ written notice for general meetings of the Company pursuant to Rule 19C.07(5) of the Hong Kong Listing Rules;

•

the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda will not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of the Company pursuant to Rule 19C.07(7) of the Hong Kong Listing Rules; and

•	the quorum for a general meeting of the Company will be lowered from the current one-third of the aggregate voting power of the Company to 10% of the aggregate voting power of the Company.

[Signature page to follow]

For and on behalf of

JD.com, Inc.

/s/ Sandy Ran Xu
Name: Sandy Ran Xu
Title: Chief Financial Officer